Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-47069, 333-56849, 333-103570, 333-143923 and 333-142279) and Form S-3 (Nos. 333-81419, 333-90961, 333-39744, 333-111738, 333-114938, 333-119134 and 333-136819) of Quanta Services, Inc. of our reports dated July 22, 2009 and June 30, 2008 relating to the financial statements of H.C. Price Company which appear in the Current Report on Form 8-K/A of Quanta Services, Inc. dated December 11, 2009.
/s/ PricewaterhouseCoopers LLP
Houston, TX

December 11, 2009